UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Adverum Biotechnologies, Inc.

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ADVERUM BIOTECHNOLOGIES, INC.

1035 O’Brien Drive

Menlo Park, CA

April 26, 2017

To the Stockholders of Adverum Biotechnologies, Inc.:

On behalf of the board of directors of Adverum Biotechnologies, Inc. (“Adverum,” the “Company,” “we,” “us” or “our”), we cordially invite you to attend the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), which will be held on June 8, 2017 at 10:00 a.m. local time, at the offices of Munger, Tolles & Olson LLP at 560 Mission St., 27th Floor, San Francisco, CA 94105.

At the 2017 Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect two Class III directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected;

2.	To ratify the selection, by the audit committee of our board of directors, of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and

3.	To transact such other business as may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof.

The proxy statement and notice of annual meeting accompanying this letter provide you with more specific information concerning the proposals to be voted on at the 2017 Annual Meeting.

Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the 2017 Annual Meeting to shareholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the notice of annual meeting that we will mail to our stockholders on our about April 28, 2017. Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the 2017 Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your cooperation and continued support. I look forward to seeing you at the 2017 Annual Meeting.

Very truly yours,

Amber Salzman, Ph.D.
President and Chief Executive Officer

ADVERUM BIOTECHNOLOGIES, INC.

1035 O’Brien Drive

Menlo Park, CA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	10:00 a.m. local time, on June 8, 2017.

Place:	The offices of Munger, Tolles & Olson LLP at 560 Mission St., 27th Floor, San Francisco, CA 94105.

Purpose:	At the 2017 Annual Meeting, you will be asked to consider and vote upon the following proposals:

	1.	To elect two Class III directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected.

	2.	To ratify the selection, by the audit committee of our board of directors (our “Board”), of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

	3.	To transact such other business as may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof.

Record Date:	Only stockholders of record as of the close of business on April 20, 2017 are entitled to notice of and to vote at the 2017 Annual Meeting and any adjournments or postponements thereof.

General:	For more information concerning the proposals to be voted on at the 2017 Annual Meeting, please review the accompanying proxy statement.

Your vote is very important, regardless of the number of shares of our common stock you own.

If you are a stockholder of record, you may vote over the Internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the 2017 Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

By Order of the Board of Directors,

Jennifer Cheng, Ph.D., J.D.
Corporate Secretary

Menlo Park, California

April 26, 2017

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders to Be Held on June 8, 2017: The Notice of 2017 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, are available at our website at investors.adverum.com and at www.proxyvote.com.

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QUESTIONS AND ANSWERS

ABOUT THE 2017 ANNUAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the 2017 Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving these proxy materials?

A:	We have made these proxy materials available to you on the internet, or, upon your request, have delivered paper proxy materials to you, because the board of directors of Adverum Biotechnologies, Inc. (“Adverum,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2017 Annual Meeting or any adjournments or postponements thereof that take place. As a stockholder, you are invited to attend the 2017 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2017 Annual Meeting in order to vote.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we are providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a notice of internet availability will be mailed to holders of record and beneficial owners of our common stock starting on or about April 28, 2017. The notice of internet availability will provide instructions as to how stockholders may access and review the proxy materials, including the notice of annual meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the notice of internet availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The notice of internet availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the notice of internet availability, and our notice of annual meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Q:	When and where is 2017 Annual Meeting?

A:	The 2017 Annual Meeting will be held on June 8, 2017, at 10:00 a.m. local time, at the offices of Munger, Tolles & Olson LLP at 560 Mission St., 27th Floor, San Francisco, CA 94105.

Q:	Who is entitled to vote at the 2017 Annual Meeting?

A:	Only stockholders of record as of the close of business on April 20, 2017 (the “Record Date”) will be entitled to vote at the 2017 Annual Meeting. As of the close of business on the Record Date, there were 42,866,183 shares of our common stock outstanding and entitled to vote, held by 35 stockholders of record. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

If, at the close of business on April 20, 2017, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2017 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2017 Annual Meeting, please vote as soon as possible by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

If, at the close of business on April 20, 2017, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2017 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2017 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2017 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	What proposals will be considered at the 2017 Annual Meeting?

A:	At the 2017 Annual Meeting, you will be asked to consider and vote on the following proposals:

•	a proposal to elect two Class III directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected;

•	a proposal to ratify the selection, by the audit committee of our Board, of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2017; and

•	a proposal to transact such other business as may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof.

Q:	What other matters may arise at the 2017 Annual Meeting?

A:	Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the 2017 Annual Meeting. If any other matter is properly brought before the 2017 Annual Meeting, your proxy gives authority to the individuals named in the proxy to vote on such matters in their discretion.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by us and Wells Fargo Shareowner Services, our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name and you are the beneficial owner.

Q:	How do I vote?

A:	For Proposal No. 1 to elect two Class III directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify, or you may abstain from voting. For Proposal No. 2 to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Adverum for the fiscal year ending December 31, 2017, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

Q:	How do I cast my vote if I am a stockholder of record?

A:	If you are a stockholder with shares registered in your name, you may vote in person at the 2017 Annual Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the 2017 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2017 Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person. You may attend the 2017 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit investors.adverum.com.

•	To vote by proxy by Internet. You may access the website of the Company’s tabulator, Broadridge, at www.proxyvote.com, using the voter control number printed on the furnished proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•	To vote by proxy by telephone: You may call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the enclosed proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•	To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Q:	How do I cast my vote if I am a beneficial owner of shares registered in the name of my broker or bank?

A:	If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the 2017 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of our common stock you hold as of the Record Date.

Q:	What if I return a proxy card but do not make specific choices?

A:	If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director and “FOR” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Adverum for the fiscal year ending December 31, 2017. If any other matter is properly presented at the 2017 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q:	Who is paying for this proxy solicitation?

A:	We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. You can revoke your proxy at any time before the final vote at the 2017 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California 94025.

•	You may attend the 2017 Annual Meeting and vote in person. Simply attending the 2017 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

Q:	What constitutes a quorum for purposes of the 2017 Annual Meeting?

A:	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares entitled to vote are present or represented by proxy at the 2017 Annual Meeting. On the Record Date, there were 42,866,183 shares outstanding and entitled to vote. Accordingly, the holders of 21,433,092 shares must be present at the 2017 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2017 Annual Meeting only if you vote in person at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present in person or represented by proxy may adjourn the 2017 Annual Meeting to another date.

Q:	How are votes counted?

A:	Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes for the 2017 Annual Meeting (the “Inspector of Elections”). The Inspector of Elections will separately count “FOR,” “WITHHOLD” and broker non-votes for Proposal No. 1 (the election of directors) and “FOR” and “AGAINST” votes and abstentions for Proposal No. 2 (the ratification of the selection of Deloitte & Touche LLP as the independent registered accounting firm of Adverum for the fiscal year ending December 31, 2017).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

Q:	What are “broker non-votes”?

A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Since brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, broker non-votes do not occur with respect to

“routine” matters. Proposal No. 1 to elect directors is a “non-routine matter”, but Proposal No. 2 to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for Adverum for the fiscal year ending December 31, 2017 is a “routine” matter.

Q:	How many votes are needed to approve each proposal?

A:	The following votes are required to approve each proposal:

•	Proposal No. 1—To elect two Class III directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are elected. The two nominees receiving the most “FOR” votes (from the votes of shares cast in person or by proxy) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

•	Proposal No. 2—To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Adverum for the fiscal year ending December 31, 2017. “FOR” votes from the holders of a majority of the shares cast in person or by proxy (excluding abstentions) are required to approve this proposal. Because Proposal No. 2 is a “routine” matter, no broker non-votes are expected in connection with this proposal.

Q:	How does our Board recommend that I vote?

A:	Our Board unanimously recommends a vote “FOR” the election of each nominee for director and “FOR” the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Adverum for the fiscal year ending December 31, 2017.

Q:	How can I find out the results of the voting at the 2017 Annual Meeting?

A:	We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2017 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

Q:	When are stockholder proposals due for next year’s annual meeting?

A:	Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for the 2018 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 27, 2017 to our Corporate Secretary at Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California 94025. However, if the meeting is not held between May 9, 2018 and July 8, 2018, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal before the stockholders or nominate a director at the 2018 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify our Corporate Secretary in writing between February 8, 2018 and March 10, 2018. However, if the date of the 2018 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 8, 2018, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

MATTERS BEING SUBMITTED TO A VOTE OF ADVERUM STOCKHOLDERS

Proposal No. 1: Election of Directors

General

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on our Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our Board currently consists of seven directors and no vacancies, divided into the three following classes:

•	The Class I directors are Paul B. Cleveland and Thomas Woiwode, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2018;

•	The Class II directors are Patrick Machado, Steven D. Schwartz, M.D. and Amber Salzman, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2019; and

•	The Class III directors are Mitchell H. Finer, Ph.D. and Richard N. Spivey, Pharm.D., Ph.D., and their terms will expire at the 2017 Annual Meeting.

In connection with the Company’s combination with Annapurna Therapeutics SAS (“Annapurna”) on May 11, 2016 (the “Closing Date”), Annapurna was given the right to appoint three directors to the Board upon the Closing Date. Accordingly, on May 10, 2016, the Board increased its size from five to seven directors and appointed Dr. Woiwode as a Class I director of the Company, Dr. Salzman as a Class II director of the Company and Dr. Finer as a Class III director of the Company, in each case to be effective on the Closing Date.

Our current Class III directors, Mitchell H. Finer, Ph.D. and Richard N. Spivey, Pharm.D., Ph.D., have been nominated to serve as Class III directors and have agreed to stand for election. Both nominees were selected by the Board upon the recommendation of the majority of the independent members of the Board. Each of the nominees has a long record of integrity, a strong professional reputation, scientific and research and development expertise and a record of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that the individual should serve as a director are described in each nominee’s biography below.

If the nominees for Class III are elected at the 2017 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2020 Annual Meeting of Stockholders, or until his successor is elected and qualified, or until his earlier death, resignation or removal.

Vote Required for Approval

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the two nominees for Class III above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee may instead be voted for the election of a substitute nominee proposed by our management or Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE TWO CLASS III NOMINEES FOR DIRECTOR. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” EACH OF THE TWO CLASS III NOMINEES FOR DIRECTOR.

The directors of Adverum Biotechnologies, Inc. are set forth below as of April 26, 2017:

Name	Age	Position(s)	Director Since
Paul B. Cleveland	60	Executive Chairman of the Board	2015
Mitchell H. Finer, Ph.D.	58	Director	2016
Patrick Machado(1)(2)	53	Director	2017
Amber Salzman, Ph.D.	55	Chief Executive Officer and Director	2016
Steven D. Schwartz, M.D.	55	Director	2010
Richard N. Spivey, Pharm.D., Ph.D.(1)(3)	67	Director	2017
Thomas Woiwode, Ph.D.(1)(2)(3)	45	Director	2016

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2017 Annual Meeting. Our Board and management encourage each nominee for director and each continuing director to attend the 2017 Annual Meeting.

CLASS I DIRECTORS—To continue in office until the 2018 Annual Meeting of Stockholders

Paul B. Cleveland. Mr. Cleveland has served as Executive Chairman of our Board since October 2016. Previously, Mr. Cleveland served as our President and Chief Executive Officer and as a member of our Board from December 2015 to October 2016. Prior to joining Adverum, Mr. Cleveland served as the Chief Executive Officer and President and as a director of Celladon

Corporation, a publicly held cardiovascular gene therapy company, from May 2015 to November 2015, and as the President and Chief Financial Officer of Celladon Corporation from June 2014 to May 2015. From February 2013 to August 2013, Mr. Cleveland served as Executive Vice President, Corporate Strategy and Chief Financial Officer of Aragon Pharmaceuticals, Inc., a private biotechnology company focused on the development of small-molecule drugs for the treatment of hormone-dependent cancers. From April 2011 to February 2013, Mr. Cleveland served as General Partner and Chief Operating Officer of Mohr Davidow Ventures, a venture capital firm. From January 2006 to February 2011, Mr. Cleveland served as Executive Vice President, Corporate Development and Chief Financial Officer of Affymax, Inc., a biopharmaceutical company. From April 2004 to December 2005, he served as a managing director at Integrated Finance, Ltd., an investment bank. From September 1996 to April 2003, Mr. Cleveland served as a managing director at investment bank J.P.Morgan Chase and Co. and a predecessor firm, Hambrecht & Quist. From January 1993 to September 1996, Mr. Cleveland was a partner at Cooley LLP; from December 1988 to December 1992, he was a corporate attorney at Sidley Austin LLP; and from September 1981 to November 1988, he was a corporate attorney at Davis Polk & Wardwell LLP. He has served as a member of the Board of Directors of Sangamo BioSciences, Inc., a publicly held biopharmaceutical company, since November 2008, and as a member of the board of directors of Alder BioPharmaceuticals, Inc., a publicly held biopharmaceutical company, since August 2015. Mr. Cleveland received a B.A. from Washington University in St. Louis and a J.D. from Northwestern University School of Law. Mr. Cleveland has been chosen to serve on our Board due to his executive leadership of Adverum, as well as his extensive experience with the operational, financial issues and best practices of biopharmaceutical companies.

Thomas Woiwode, Ph.D. Dr. Woiwode has served as a member of our Board since May 2016. Dr. Woiwode has been with Versant Ventures, a venture capital firm, since 2002 in various capacities, serving as a Venture Partner since 2011 and a Managing Director since 2014. He has served in a number of operating roles over this time, most recently as the chief operating officer of Okairos AG, a biopharmaceutical company developing genetic vaccines for major infectious diseases from April 2011 until May 2013. Dr. Woiwode led the process that culminated in the sale of Okairos to GlaxoSmithKline plc for $325 million. Prior to his role with Okairos, Dr. Woiwode co-founded EuroVentures, a wholly owned biotech incubator within Versant Ventures, and in this role, served as the founding chief business officer for three biotech companies created within Versant. Prior to his role as a Venture Partner, Dr. Woiwode was a Principal at Versant Ventures and served on the board of directors of Antipodean Pharmaceuticals, Inc., Metabolex, Inc. and Saegis Pharmaceuticals, Inc. Dr. Woiwode was a research scientist at XenoPort, Inc. before joining Versant. He earned his Ph.D. in organic chemistry as an NSF Fellow from Stanford University and graduated summa cum laude with a B.A. in English and received the Departmental Citation for his B.S. in Chemistry from the University of California, Berkeley. Dr. Woiwode also serves on the board of directors of publicly traded companies Audentes Therapeutics, Inc. and CRISPR Therapeutics AG and private companies Anokion SA, Gritstone Oncology, Inc., Inception IBD, Inc., Jecure Therapeutics, Inc., Kanyos Bio, Inc., Therachon Holding AG and Vividion Therapeutics, Inc. Dr. Woiwode has been chosen to serve on our Board due to his educational background, his experience as a board member and senior executive of biotechnology and pharmaceutical companies, and his experience as an investor in new life sciences companies.

CLASS II DIRECTORS— To continue in office until the 2019 Annual Meeting of Stockholders

Patrick Machado. Mr. Machado was a co-founder of Medivation, Inc., a biopharmaceutical company, and served as its chief business officer from 2009 to 2014, as its chief financial officer from 2004 until his retirement in 2014 and as a member of its board of directors from April 2014 until its acquisition by Pfizer in September 2016. From 1998 to 2001, Mr. Machado worked with ProDuct Health, Inc., a medical device company, as senior vice president, chief financial officer and earlier as general counsel. Upon ProDuct Health’s acquisition by Cytyc Corporation, a diagnostic and medical device company, he served as a consultant to Cytyc to assist with transitional matters from 2001 to 2002. Earlier in his career, Mr. Machado worked for Morrison & Foerster LLP, an international law firm, and for the Massachusetts Supreme Judicial Court. Mr. Machado also serves as a member of the board of directors of Chimerix, Inc., a publicly traded biopharmaceutical company, Inotek Pharmaceuticals Corporation, a publicly traded biopharmaceutical company, and SCYNEXIS, Inc., a publicly traded drug development company. In addition, Mr. Machado serves on the board of two privately-held biotechnology companies, Armaron Bio and Roviant Sciences. Mr. Machado received a J.D. from Harvard Law School and a B.A. and B.S. in German and Economics, respectively, from Santa Clara University. Mr. Machado has been chosen to serve on our Board due to his extensive experience dealing with the operational and financial issues of biopharmaceutical companies.

Amber Salzman, Ph.D. Dr. Salzman has served as our President since May 2016 and as our Chief Executive Officer since October 2016. Previously, she was a director and the President and Chief Executive Officer of Annapurna from January 2014 to May 2016. Prior to founding Annapurna, Dr. Salzman served as chief executive officer of Alophera Therapeutics, Inc., a rare disease company, from January 2012 to December 2013 and as a director and the president and chief executive officer of Cardiokine, Inc., a specialty pharmaceutical company, from May 2009 until its acquisition by Cornerstone Therapeutics, Inc. in December 2011. Prior to that, as a member of GlaxoSmithKline plc’s R&D executive team, Dr. Salzman led an organization of approximately 2,000 employees and consultants that planned and managed GlaxoSmithKline’s drug-development projects and was accountable for clinical trials that were comprised of more than 30,000 patients worldwide. Dr. Salzman is also the president of the Stop ALD Foundation, a patient-advocacy group focused on driving improvements in treatments for patients with adrenoleukodystrophy. She is on the board of directors of the Drexel University Dornsife School of Public Health and ALD Connect, Inc., which is a consortium of academic, industry and patient advocates. Dr. Salzman received a B.A. from Temple University and a Ph.D. from Bryn Mawr College. Dr. Salzman has been chosen to serve on our Board due to her executive leadership of Adverum and her knowledge of the research, development and commercialization of pharmaceutical products in a variety of therapeutic areas that she gained as a former executive at both startup and global pharmaceutical companies, as well as her strong ties to patient advocates and the rare disease community.

Steven D. Schwartz, M.D. Dr. Schwartz has served as a member of our Board since September 2010, and is a co-founder of Adverum. Dr. Schwartz is the Ahmanson Professor of Ophthalmology at the Jules Stein Eye Institute at the University of California, Los Angeles, where he has served as an ophthalmologist and vitreoretinal surgeon since 1994 and as Chief of the Retina Division since 2002. Previously, Dr. Schwartz was a principal investigator in a number of early-stage clinical trials for retinal diseases, including the initial studies for ranibizumab (Lucentis), as well as products in gene and cell therapy. Between 2002 and 2005, Dr. Schwartz held various positions at Eyetech, a biopharmaceutical company. Dr. Schwartz has served on the board of directors of the American Society of Retina Specialists. Dr. Schwartz has also served on a number of scientific advisory boards, including for Genentech, a publicly-traded biotechnology company, as well as for ophthalmology technology companies Ophthotech, Optos plc and Optimedica Corporation. Dr. Schwartz received his B.A. in from the University of California, Berkeley and his M.D. from the Keck School of Medicine at the University of Southern California, followed by a Residency in Ophthalmology at the University of California, Los Angeles, and a vitreoretinal fellowship at Moorefield’s Eye Hospital in London. Dr. Schwartz has been chosen to serve on our Board due to his substantial scientific expertise as an ophthalmologist and medical researcher, as well as his experience at several ophthalmology-focused technology companies.

CLASS III DIRECTORS—To be elected for a three-year term expiring at the 2020 Annual Meeting of Stockholders

Mitchell H. Finer, Ph.D. Dr. Finer has served as a member of our Board since May 2016. Dr. Finer has served as a managing director of MPM Capital, a venture capital firm, since September 2015, and is a founder of and a distinguished research fellow at Adverum. Previously, he served as Chief Scientific Officer of bluebird bio, Inc., a biopharmaceutical company, from March 2010 through July 2015. Prior to joining bluebird, Dr. Finer served as senior vice president of development and operations for Novocell, Inc. (now ViaCyte, Inc.), a stem cell engineering company researching treatments for diabetes and other chronic diseases from November 2008 through March 2010. From July 2005 through November 2008, Dr. Finer served as chief executive officer of Intracel Holdings LLC. He was also a founder and vice president of research for Cell Genesys Inc., and a founder of Abgenix, Inc. Dr. Finer received his B.A. in biochemistry and bacteriology from the University of California at Berkeley and his Ph.D. in biochemistry and molecular biology from Harvard University. He completed a postdoctoral fellowship at the Whitehead Institute for Biomedical Research. Dr. Finer has been chosen to serve on our Board due to his operational, strategic and corporate leadership experience and his experience as a founder of numerous biopharmaceutical companies.

Richard N. Spivey, Pharm.D., Ph.D. Dr. Spivey has over 30 years of experience in research and development at leading global pharmaceutical companies. Dr. Spivey currently serves as a scientific advisor to the pharmaceutical industry. From 2010 to 2015, Dr. Spivey served as senior vice president of global regulatory affairs at Allergan, plc, a publicly traded biopharmaceutical company. During his tenure, he was responsible for pharmaceuticals, including the approvals of Botox and Ozurdex, and medical devices. From 2002 to 2010, Dr. Spivey worked with Meda AB, a pharmaceutical company, after the acquisition of MedPointe Pharmaceuticals, serving as chief scientific officer and head of research and development for both. Earlier in his career, Dr. Spivey worked for Pharmacia Corporation (now Pfizer, Inc.), a pharmaceutical company, Schering-Plough Corporation (now Merck & Co.), a pharmaceutical company, Parke-Davis/Warner-Lambert (now Pfizer, Inc.), a pharmaceutical company, and Boots Pharmaceuticals, Inc., a pharmaceutical company. Dr. Spivey also serves as a member of the board of directors of Inotek Pharmaceuticals Corporation, a publicly traded biopharmaceutical company, where he is chairman of the nominating and governance committee, since 2015. Dr. Spivey earned a Ph.D. in Pharmacy Administration from the University of Minnesota and a Pharm.D. from the University of Southern California. Dr. Spivey has been chosen to serve on our Board due to his extensive and distinguished experience in drug development and regulatory affairs.

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm

General

The audit committee of our Board has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the year ending December 31, 2017, and is seeking ratification of such selection by our stockholders at the 2017 Annual Meeting. Deloitte has audited our financial statements for the fiscal years ended December 31, 2016, 2015 and 2014. Representatives of Deloitte are expected to be present at the 2017 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Adverum and our stockholders.

Vote Required for Approval

The affirmative vote of a majority of the shares cast in person or by proxy at the 2017 Annual Meeting (excluding abstentions and non-votes) will be required to ratify the selection of Deloitte.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

For the fiscal years ended December 31, 2016 and 2015, Deloitte billed the approximate fees set forth below. All fees included below were approved by the audit committee.

	Year Ended December 31,
	2016	2015
Audit Fees(1)	$785,000	982,000
Audit-Related Fees (2)	170,000	—
Tax Fees (3)	21,000	21,000
All Other Fees	—	—

Total All Fees	$976,000	$1,003,000

(1)	This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)	This category consists of fees related to review of the proxy statement filed in connection with our acquisition of Annapurna in May 2016. We did not incur any fees in this category in the year ended December 31, 2015.
(3)	This category consists of fees for professional services rendered for tax compliance and tax advice.

Pre-Approval Policies and Procedures

The audit committee is responsible for reviewing the terms of the proposed engagement of the independent registered public accounting firm for audit or permissible non-audit services and for pre-approving all such engagements. The audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for Adverum by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://investors.adverum.com. In providing any pre-approval, the audit committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. The audit committee has considered the role of Deloitte in providing audit and audit-related services to Adverum and has concluded that such services are compatible with Deloitte’s role as Adverum’s independent registered public accounting firm. In fiscal years 2016 and 2015, all of the services performed by our independent registered public accounting firm were pre-approved by the audit committee pursuant to our policy.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Adverum under the Securities Act or the Exchange Act.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our Board. The audit committee’s functions are more fully described in its charter, which is available on our website at http://investors.adverum.com.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management Adverum’s audited financial statements for the fiscal year ended December 31, 2016. The audit committee has discussed with Deloitte & Touche LLP (“Deloitte”) Adverum’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the audit committee has discussed with Deloitte their independence, and received from Deloitte the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with Deloitte, with and without management present, the scope and results of Deloitte’s audit of the financial statements for the fiscal year ended December 31, 2016.

Based on these reviews and discussions, the audit committee recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Audit Committee*
Mitchell H. Finer, Ph.D.
Thomas Woiwode, Ph.D.

*	Patrick Machado became Chairman of the Audit Committee and Richard N. Spivey, Pharm.D., Ph.D. joined the Audit Committee subsequent to the filing of our Annual Report on Form 10-K for the year ended December 31, 2016. Since they were not involved in review and discussions of our audited financial statements, their names are not listed above. As of the date hereof, Mitchell H. Finer, Ph.D. is no longer a member of the Audit Committee, but because he was a member of the Audit Committee during review and discussions of our audited financial statements, his name is listed above.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at http://investors.adverum.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of our directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at http://investors.adverum.com.

Board Composition

Director Independence

Our common stock is listed on The NASDAQ Global Market. Rule 5605 of the NASDAQ Marketplace Rules (the “NASDAQ Listing Rules”) requires that independent directors compose a majority of a listed company’s board of directors within one year of listing. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under NASDAQ Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. NASDAQ Listing Rule 5605(a)(2) also specifies certain categories of persons who will not be considered independent, including employees, family members of executive officers and recipients of compensation from the company in excess of $120,000 during any period of twelve consecutive months within the past three years, subject to certain exceptions. In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the NASDAQ Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in NASDAQ Listing Rule 5605(d)(2). In order to be considered independent for purposes of NASDAQ Listing Rule 5605(d)(2), a member of a compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee, accept, directly or indirectly any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries. Additionally, the board of directors of the listed company must consider whether the compensation committee member is an affiliated person of the listed company or any of its subsidiaries and if so, must determine whether such affiliation would impair the director’s judgment as a member of the compensation committee.

On April 19, 2017, our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, our Board has determined that our former directors Mark Blumenkranz, Ph.D., John McLaughlin and Paul Wachter, each of whom resigned in 2016, were independent (as defined by the NASDAQ Listing Rules) and that each of the following four current directors is independent (as defined by the NASDAQ Listing Rules): Mr. Machado, Dr. Schwartz, Dr. Spivey and Dr. Woiwode. Our Board also determined that Mr. Machado, Dr. Spivey and Dr. Woiwode, who are members of our audit committee, Mr. Machado and Dr. Woiwode, who comprise our compensation committee, Drs. Spivey and Woiwode, who comprise our nominating and governance committee, and Dr. Schwartz, who was a member of our compensation committee and of our nominating and governance committee in 2016, satisfy the independence standards for those committees established by applicable SEC rules and NASDAQ Listing Rules. Our Board determined that Dr. Finer was not independent under NASDAQ Listing Rules since in 2015, in consideration for consulting services, he received stock options exceeding $120,000 in value at that time.

As a result of Mr. McLaughlin’s resignation from the Board on August 31, 2016, we became no longer in compliance with Rule 5605(b)(1) of the NASDAQ Listing Rules, which requires that the majority of the board be composed of independent directors, and Rule 5605(c)(2)(A) of the NASDAQ Listing Rules, which requires that the audit committee of the Board be comprised of at least three directors who meet certain independence and other requirements. We received a customary letter from NASDAQ notifying us that we could rely on the cure period provided by Rules 5605(b)(1)(A) and 5605(c)(4) of the NASDAQ Listing Rules, which allowed us until the earlier of (A) our next annual meeting of stockholders or (B) August 31, 2017 to regain compliance with Rules 5605(b)(1) and 5605(c)(2)(A) of the NASDAQ Listing Rules. In addition, due to Dr. Blumenkranz’s resignation from the Board and audit committee on February 1, 2017, we became further in non-compliance with NASDAQ’s independence requirements. On March 14, 2017 and April 19, 2017, we appointed Mr. Machado and Dr. Spivey, respectively, to serve on the Board and on the audit committee. Accordingly, as of April 19, 2017, we regained compliance with NASDAQ Listing Rules 5605(b)(1) and 5605(c)(2)(A).

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

Leadership Structure of our Board

Our amended and restated bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. The roles of Executive Chair of the Board and Chief Executive Officer are currently filled by separate individuals. Mr. Cleveland currently serves as the Executive Chair of our Board, and Dr. Salzman is our Chief Executive Officer. Although, pursuant to that amendment to his offer letter, dated November 2, 2016, Mr. Cleveland will no longer serve as an executive of Adverum after the 2017 Annual Meeting and accordingly will no longer hold the title of Executive Chair, Mr. Cleveland expects to continue to serve as a director and as Chairman of our Board after the 2017 Annual Meeting. All of our directors are encouraged to make suggestions for Board agenda items of pre-meeting materials.

Our Board has concluded that our current leadership structure is appropriate at this time because it allows for our Chief Executive Officer to focus primarily on our operations and the development of our product candidates. Although Mr. Cleveland is not considered independent because he currently is an executive officer of Adverum (Mr. Cleveland also served as our Chief Executive Officer from December 2015 to October 2016), our Board believes that it is in the best interests of Adverum and its stockholders at this time for Mr. Cleveland to serve as Executive Chair of the Board and to continue to serve as Chairman of the Board after he ceases to be an executive officer of Adverum because we benefit from Mr. Cleveland’s experience regarding our management and operations and his extensive knowledge regarding the operations of biopharmaceutical companies. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board and our executive committee at regular board meetings and executive committee meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board and our executive committee are responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors and Committees

During 2016, our Board met nine times, the audit committee met four times, the compensation committee met six times, the nominating and corporate governance committee met two times and the executive committee met five times. In that year, each director attended at least 75% of the meetings of our Board and the committees on which he served that were held while such person was one of our directors, except for Mr. Wachter. As required under NASDAQ rules and regulations, in 2016, our independent directors met in regularly scheduled executive sessions at which only independent directors were present.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	reviews related party transactions; and

•	annually reviews the audit committee charter and the audit committee’s performance.

The current members of our audit committee are Mr. Machado and Drs. Spivey and Woiwode. Mr. Machado serves as the chairman of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Machado is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable NASDAQ rules and regulations. Under the rules of the SEC and NASDAQ, members of the audit committee must also meet heightened independence standards. Our Board has determined that Mr. Machado and Drs. Spivey and Woiwode have met these heightened independence standards. Although, as noted under “Director Independence” above, Dr. Finer, who served on our audit committee in 2016 and through April 19, 2017, did not meet the independence requirements of the NASDAQ Listing Rules, Section 5605(c)(2)(B) of the NASDAQ Listing Rules nonetheless permits the appointment of a non-independent director to the audit committee if the board of directors, under exceptional and limited circumstances, determines that the non-independent director’s membership is in the best interests of the company. Based on Dr. Finer’s extensive operational experience with biopharmaceutical companies, our Board concluded that, under the exceptional and limited circumstances presented by Mr. McLaughlin’s resignation from our Board and audit committee, Dr. Finer’s appointment to, and membership on, the audit committee was in our and our stockholders’ best interests.

Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available on our website at http://investors.adverum.com.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers, directors and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets or makes recommendations to our Board regarding the compensation of these officers based on such evaluations. Our Board shall retain the authority to determine and approve, upon the recommendation of the compensation committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the compensation committee. The compensation committee also approves grants of stock options and other awards under our stock plans. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Section 162(m)”), applicable NASDAQ Listing Rules, and other applicable law. The compensation committee will periodically review and evaluate the performance of the compensation committee and its members, including an annual review of its charter. The current members of our compensation committee are Mr. Machado and Dr. Woiwode. Dr. Woiwode serves as the chairman of the committee.

Each of the current members of our compensation committee, as well as the expected members of our compensation committee after the 2017 Annual Meeting, is or will be an independent under the applicable NASDAQ rules and regulations, is or will be a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is or will be an “outside director” as that term is defined in Section 162(m). The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available on our website at http://investors.adverum.com.

In 2016, the compensation committee retained Compensia, Inc., a national executive compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia reports directly to the compensation committee and does not provide any non-compensation related services to us. After review and consultation with Compensia, the compensation committee determined that Compensia is independent and that there is no conflict of interest resulting from retaining Compensia currently or during 2016. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and NASDAQ Listing Rules.

Our executive officers submit proposals to our Board and the compensation committee regarding our executive and director compensation. Our Chief Executive Officer provides feedback and recommendations to our compensation committee with respect to executive compensation, other than her own compensation, including with regard to senior executive performance, responsibility and experience levels. The compensation committee often takes into consideration both our Chief Executive Officer’s input and the input of other senior executives in setting compensation levels.

In lieu of the compensation committee, the independent members of the Company’s executive committee approved the November 2016 amendments to Mr. Cleveland’s and Dr. Salzman’s offer letters, which were entered into in connection with Dr. Salzman’s and Mr. Cleveland’s respective appointments as Chief Executive Officer and Executive Chair in October 2016. Compensia provided advice and recommendations to the executive committee regarding the offer letter amendments.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our Board regarding candidates for directorships and composition and organization of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our nominating and corporate governance committee are Drs. Spivey and Woiwode. Dr. Spivey serves as the chairman of the committee. Each of the members of our nominating and corporate governance committee is an independent director under the applicable rules and regulations of the SEC and NASDAQ relating to nominating and corporate governance committee independence.

Each of the current members of our nominating and corporate governance committee, as well as the expected members of our nominating and corporate governance committee after the 2017 Annual Meeting, is or will be an “independent director” under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. Following the 2017 Annual Meeting, we will continue to comply with NASDAQ’s rules regarding independent director oversight of director nominations under either NASDAQ Rule 5605(e)(1)(A) or 5605(e)(1)(B). The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the nominating and corporate governance committee charter is available on our website at http://investors.adverum.com.

Executive Committee

The executive committee, which was formed on October 14, 2016 and dissolved as of April 19, 2017, met only as needed and had authority to act for the Board on most matters, except where action by the full Board was specifically required by applicable law or our amended and restated certificate of incorporation or amended and restated bylaws. The members of our executive committee were Mr. Cleveland, Dr. Finer, Dr. Salzman and Dr. Woiwode. Mr. Cleveland served as the chair of the executive committee.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with our Board, on an annual basis, the appropriate characteristics, skills and experience required for our Board as a whole and its individual members. There are no specific minimum qualifications that our Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and our Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

•	diversity of personal and professional background, perspective and experience;

•	personal and professional integrity, ethics and values;

•	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	experience relevant to our industry and with relevant social policy concerns;

•	experience as a board member or executive officer of another publicly held company;

•	relevant academic expertise or other proficiency in an area of our operations;

•	practical and mature business judgment, including ability to make independent analytical inquiries;

•	promotion of a diversity of business or career experience relevant to our success; and

•	any other relevant qualifications, attributes or skills.

Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. For a description of pending litigation involving certain of our directors and officers, please refer to Item 3 set forth in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 9, 2017.

Director Attendance at Annual Meetings

Our Board has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Two of our directors attended the 2016 Annual Meeting. Our Board and management team encourage all of our directors to attend the 2017 Annual Meeting.

Stockholder Communications with the Board of Directors

We provide a process for stockholders to send communications to our Board, the non-employee members as a group or any of the directors individually. Stockholders may contact any of the directors, including the non-employee directors, by writing to them c/o the Corporate

Secretary, Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California, 94025. All communications will be compiled by our Corporate Secretary and submitted to our Board or the individual directors, as applicable, on a periodic basis.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last completed three fiscal years, as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our Board or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions.”

Procedures for Recommendation of Director Nominees by Stockholders

The nominating and corporate governance committee will consider director candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director candidates, must comply with our amended and restated bylaws. Pursuant to our bylaws, stockholders who wish to nominate persons for election to our Board at the 2017 Annual Meeting must comply with the notice provisions in our bylaws. The stockholder’s notice must include the following information for the person proposed to be nominated:

(a)	the name and address, as they appear on our books, of the stockholder proposing such business;

(b)	the class and number of our shares that are beneficially owned by the stockholder;

(c)	any material interest of the stockholder in such business; and

(d)	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his, her or its capacity as a proponent to a stockholder proposal.

We may request from the recommending stockholder or recommending stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets the minimum director qualifications established by our Board and to enable us to make appropriate disclosures to stockholders entitled to vote in the next election of directors. Nominees are required to make themselves reasonably available to be interviewed by the nominating and corporate governance committee and members of management, as determined to be appropriate by the nominating and corporate governance committee. We will not accept a stockholder recommendation for a nominee if the recommended candidate’s candidacy or, if elected, board membership, would violate applicable state law, federal law or the rules of any exchange or market on which our securities are listed or traded. If the nomination by stockholders was made in accordance with the procedures in our bylaws, the nominating and corporate governance committee will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to our Board whether or not the stockholder nominee should be nominated by our Board and included in our proxy statement.

Notices should be directed to the attention of the Corporate Secretary, Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California 94025, and may be sent only during the period specified above under “When Are Stockholders Proposals Due for Next Year’s Annual Meeting” in the section “Questions and Answers about the 2017 Annual Meeting” on page 6.

NON-EMPLOYEE DIRECTOR COMPENSATION

Cash

In connection with our IPO in August 2014, we adopted a non-employee director compensation program, pursuant to which each non-employee director receives the following cash compensation for board service, as applicable:

•	$40,000 per year for service as a board of directors member;

•	$35,000 per year for service as the independent chairman of our Board;

•	$20,000 per year for service as chairman of the audit committee;

•	$15,000 per year for service as chairman of the compensation committee;

•	$10,000 per year for service as chairman of the nominating and corporate governance committee;

•	$10,000 per year for service as non-chairman member of the audit committee;

•	$7,500 per year for service as non-chairman member of the compensation committee; and

•	$5,000 per year for service as non-chairman member of the nominating and corporate governance committee.

Annual cash retainers for service as the independent chairman of our Board, chairman of a committee or non-chairman member of the committee are in addition to the annual cash retainer for service as a board member.

We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Options and Stock Awards

Pursuant to our non-employee director compensation program, the non-employee directors receive grants of non-statutory stock options and restricted stock unit (“RSU”) awards under our 2014 Equity Incentive Plan. For purposes of these awards, a non-employee director is a director who is not employed by us and who does not receive compensation from us or have a business relationship with us that would require disclosure under certain SEC rules. In 2016, each non-employee director joining our Board was automatically granted initial equity awards with an aggregate value of $200,000, with half of such value awarded in the form of a non-statutory stock option with an exercise price equal to the fair market value of our common stock on the grant date, and half in the form of an RSU award. In 2017, each non-employee director joining our Board will automatically be granted initial equity awards with an aggregate value of $250,000, with half of such value to be awarded in the form of a non-statutory stock option with an exercise price equal to the fair market value of our common stock on the grant date, and half in the form of an RSU award. These initial stock options and RSU awards will vest ratably in annual installments over three years of service following the date of grant.

In addition, pursuant to our non-employee director compensation program, in 2016, each non-employee director received an annual equity award under our 2014 Equity Incentive Plan with a grant date value of $80,000, while in 2017, each non-employee director will receive an annual equity award under our 2014 Equity Incentive Plan with a grant date value of $125,000. Annual grants vest in full on the one-year anniversary of the grant date. All director options have a maximum term of ten years.

Special Committee Compensation

In July 2015, we formed a special committee of our Board and approved payment to Messrs. McLaughlin and Wachter of a special retainer of $20,000 for each month of their service on the special committee, effective June 1, 2015, to be payable in cash, a fully vested RSU award or fully vested option, at each member’s one-time election. Mr. McLaughlin elected for the retainer to be payable in cash, and Mr. Wachter elected for the retainer to be payable in a fully vested RSU award granted under our 2014 Equity Incentive Plan. The special committee was dissolved on February 29, 2016.

Executive Committee Compensation

In connection with our formation of the executive committee of our Board in October 2016, we approved payment to Drs. Finer and Woiwode of a special retainer of $10,000 for each month of their service on the executive committee, to be payable in cash or a fully vested restricted stock unit award, at each member’s one-time election. Dr. Finer elected for the retainer to be payable in cash, and Dr. Woiwode elected for the retainer to be payable in a fully vested restricted stock unit award granted under our 2014 Equity Incentive Plan.

The following table presents the total compensation for each person who served as a non-employee member of our Board during the year ended December 31, 2016.

NAME	FEES EARNED OR PAID IN CASH ($)		STOCK AWARDS ($)(1)(2)(3)		OPTION AWARDS ($)(2)(4)		TOTAL ($)
Mark S. Blumenkranz, M.D.	94,986		39,998		38,207		173,192
Mitchell H. Finer, Ph.D.	57,478	(5)(6)	100,002	(7)	128,439	(7)	285,919
John P. McLaughlin	88,333	(8)(9)	39,998		38,207		166,538
Steven D. Schwartz, M.D.	60,000		39,998		38,207		138,205
Paul Wachter	18,131	(10)	80,006	(11)	38,207		136,345
Thomas Woiwode, Ph.D.	35,340	(5)	130,005	(7)	128,439	(7)	293,784

(1)	On February 12, 2016, each of Dr. Blumenkranz, Mr. McLaughlin, Dr. Schwartz and Mr. Wachter, our non-employee directors on that date, was granted 8,333 restricted stock units and stock options to purchase 11,905 shares of common stock with an exercise price equal to $4.80, the closing price of our common stock on NASDAQ on the grant date. Each grant of restricted stock units or options vests in full on the one-year anniversary of the grant date.

(2)	The reported dollar value of the stock awards and option awards is equal to the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of the stock awards or options awards granted during 2016, in each case excluding the impact of estimated forfeitures related to service-based vesting provisions. See Note 14 of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for the assumptions used in calculating this amount.
(3)	As of December 31, 2016, the aggregate number of shares underlying restricted stock unit awards outstanding held by each non-employee director were as follows: Dr. Blumenkranz 8,333; Dr. Finer: 24,155; Dr. Schwartz: 8,333; and Dr. Woiwode: 24,155.
(4)	As of December 31, 2016, the aggregate number of shares underlying stock option awards outstanding held by each non-employee director were as follows: Dr. Blumenkranz 618,905; Dr. Finer: 114,248; Dr. Schwartz: 768,905; and Dr. Woiwode: 44,248.
(5)	Drs. Finer and Woiwode joined our Board on May 11, 2016. Accordingly, the amount of total fees each earned was pro-rated to reflect the number of days each served as a director during 2016.
(6)	Includes fees paid to Dr. Finer in cash in connection with his service on the executive committee.
(7)	Both Drs. Finer and Woiwode received an initial equity award upon joining our Board of restricted stock units to be settled for 24,155 shares of common stock and stock options to purchase 44,248 shares of common stock with an exercise price equal to $4.14, the closing price of our common stock on NASDAQ on the grant date. 25% of the shares underlying the restricted stock units and options vest on each anniversary of the grant date, subject to such director’s continued service with Adverum.
(8)	Mr. McLaughlin resigned from our Board, effective August 31, 2016. Accordingly, the amount of total fees he earned was pro-rated to reflect the number of days he served as a director during 2016.
(9)	Includes fees paid to Mr. McLaughlin in cash in connection with his service on the special committee.
(10)	Mr. Wachter resigned from our Board, effective May 11, 2016. Accordingly, the amount of total fees he earned was pro-rated to reflect the number of days he served as a director during 2016.
(11)	Includes the dollar value of the 7,241 restricted stock units granted to Mr. Wachter in connection with his service on the special committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2016 to which we have been a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, at any time during 2016, had or will have a direct or indirect material interest.

Relationship with Regeneron

In May 2014, we entered into a research collaboration and license agreement (the “Collaboration Agreement”) with Regeneron Pharmaceuticals, Inc. (“Regeneron”), which held more than 5% of our capital stock until the aggregate number of outstanding shares of our common stock increased in connection with the closing of our acquisition of Annapurna on May 11, 2016. Pursuant to the Collaboration Agreement, we received initial payments of $8.0 million in May 2014, and invoiced Regeneron for approximately $3.8 million in 2016 as reimbursement for additional collaboration research costs. In addition to such payments, Regeneron may make the following payments to us pursuant to the Collaboration Agreement: (i) reimbursement for additional collaboration research costs; (ii) up to $80.0 million in development and regulatory milestones for product candidates directed toward each of the eight therapeutic candidates, for a combined total of up to $640.0 million in potential milestone payments for product candidates directed toward all eight therapeutic targets subject to the Collaboration Agreement; and (iii) tiered, low- to mid-single digit royalties on annual net sales, subject to certain adjustments. See “Business—License and Collaboration Agreements—Regeneron Research Collaboration and License Agreement” in our Annual Report on Form 10-K for the year ended December 31, 2016.

Annapurna Transaction

On January 29, 2016, we entered into an acquisition agreement with Annapurna and its stockholders, including certain of our officers and 5% or greater stockholders in 2016, which was subsequently amended on April 6, 2016. On May 11, 2016, in accordance with the agreement, we issued 14,087,246 shares of our common stock to Annapurna’s shareholders in exchange for all of the outstanding capital stock of Annapurna. The below table sets forth the number of shares of our common received by persons who became officers of Adverum and entities which became 5% or greater stockholders of Adverum upon consummation of the acquisition.

ANNAPURNA STOCKHOLDER	# OF ADVERUM SHARES ACQUIRED IN EXCHANGE FOR ANNAPURNA CAPITAL STOCK
Amber Salzman (1)	629,766
Versant Ventures IV, LLC (2)(3)	7,003,892
Fonds Biotherapies Innovantes et Maladies Rares	2,909,950
Inserm Transfert Initiative	2,378,809

(1)	Dr. Salzman was appointed to serve as our President and Chief Operating Officer on May 11, 2016, and she became our Chief Executive Officer on October 14, 2016.

(2)	The following entities affiliated with Versant Ventures IV, LLC directly hold the Adverum shares. Versant Capital IV (Switzerland) GmbH holds 6,660,981 Adverum shares, Versant Venture Capital IV, L.P. holds 340,735 Adverum shares and Versant Side Fund IV, L.P. holds 2,176 shares. Versant Ventures IV, LLC beneficially owns all of the indicated shares. See footnote (1) under “Security Ownership of Certain Beneficial Owners and Management” on page 47 for more information regarding Versant Ventures IV, LLC’s beneficial ownership of our shares of common stock.
(3)	Dr. Woiwode, a member of our board of directors, is a managing director of Versant Ventures IV, LLC.

Investor Rights Agreement

We and certain of our stockholders have entered into an amended and restated investor rights agreement, pursuant to which these stockholders have, among other things, registration rights under the Securities Act with respect to their shares of common stock.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

As provided by our related party transaction policy, our audit committee will be responsible for reviewing and approving in advance the related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. The Regeneron transaction described above in this section occurred prior to the adoption of this policy, and the Annapurna transaction was entered into prior to any of the Annapurna stockholders listed above becoming related parties.

EXECUTIVE OFFICERS

The following table set forth information regarding our executive officers, as of April 26, 2017:

NAME	AGE	POSITION(S)
Executive Officers
Paul B. Cleveland	60	Executive Chairman
Amber Salzman, Ph.D.	55	President, Chief Executive Officer and Director
Samuel B. Barone, M.D.	44	Senior Vice President, Clinical Development
Jennifer Cheng, Ph.D., J.D.	44	Vice President and General Counsel
Mehdi Gasmi, Ph.D.	50	Chief Science & Technology Officer
Leone Patterson	54	Chief Financial Officer

A brief biography of each of our executive officers appears below, except for Mr. Cleveland and Dr. Salzman, whose biographical information appear above under the section “Proposal No. 1—Election of Directors” beginning on page 8.

Samuel B. Barone, M.D. Dr. Barone has served as Senior Vice President, Clinical Development since May 2016. Previously, he served as our Chief Medical Officer from June 2014 to May 2016. From October 2009 until June 2014, Dr. Barone served as a Medical Officer in the Office of Tissues and Advanced Therapies (formerly known as the Office of Cellular, Tissue and Gene Therapies) at the FDA. From October 2010 to June 2014, Dr. Barone also practiced ophthalmology as part of Retina Associates P.C., an eye-care provider. Prior to working at the FDA, between July and October 2009, Dr. Barone served as a staff physician practicing ophthalmology at the VA Medical Center in San Diego (part of the VA San Diego Healthcare System). Prior to that, Dr. Barone had a residency in ophthalmology at The New York Eye and Ear Infirmary, as well as a medical and surgical retina fellowship at the University of California, San Diego. Previously, Dr. Barone served on active duty as a flight surgeon for the United States Air Force service members at Andrews Air Force Base and at bases in Korea, Afghanistan and Iraq. He also performed ophthalmology consulting services for Ophthalmology Consultants, P.C., an ophthalmology consultancy, in October 2013 and January 2014. Dr. Barone received his B.S. in Biology from Boston College and his M.D. from The Pennsylvania State University College of Medicine.

Jennifer Cheng, Ph.D., J.D. Dr. Cheng has served as our Vice President and General Counsel since February 2017. Previously, she served as our Vice President and Associate General Counsel from February 2016 to February 2017 and as Senior Patent Counsel, Director of Intellectual Property from June 2015 to February 2016. Prior to joining Adverum, she served as a patent counsel at Allergan plc, a global pharmaceutical company, from March 2013 to May 2015 and as the senior patent counsel at MAP Pharmaceuticals, a biotechnology company, from June 2011 until its acquisition by Allergan in March 2013. From August 2008 to May 2011, Dr. Cheng served as the manager of intellectual property at Solazyme, Inc., a biotechnology company, and previously was a patent counsel at Raven Biotechnologies, Inc., a biotechnology company. Dr. Cheng received a B.A. from the University of California, Berkeley, a Ph.D. in tumor cell biology and molecular medicine from Northwestern University and a J.D. from Santa Clara University School of Law.

Mehdi Gasmi, Ph.D. Dr. Gasmi has served as our Chief Science and Technology Officer since February 2017. Previously, he served as our interim Chief Scientific Officer from July 2015 to February 2017, Senior Vice President, Pharmaceutical Development from May 2015 to July 2015 and as Vice President, Pharmaceutical Development from November 2013 to May 2015. From December 2011 to November 2013, as principal of ClinVec Solutions, LLC, Dr. Gasmi provided AAV and lentiviral gene therapy consulting services to various companies, including to Adverum between June 2013 to October 2013. Prior to that, Dr. Gasmi oversaw production of clinical batches of recombinant AAV and lentiviral gene therapy products for both Genethon, a non-profit gene therapy company, where he served as Vice President of Biomanufacturing from July 2009 to December 2011, and for Ceregene, a gene therapy company, where he served as Senior Director, Product Development from December 2001 to June 2009. Dr. Gasmi obtained his M.S. and his Ph.D. in Biochemistry from the Claude Bernard University in Lyon, France.

Leone Patterson. Ms. Patterson has served as our Chief Financial Officer since June 2016. From March 2015 to June 2016, Ms. Patterson served as the Chief Financial Officer of Diadexus, Inc., a publicly held diagnostics company. Prior to that, Ms. Patterson was vice president and Chief Financial Officer of Transcept Pharmaceuticals, Inc., a publicly held biopharmaceutical company, from June 2012 until it was acquired in a reverse merger with Paratek Pharmaceuticals Inc. on October 30, 2014. From November 2010 to June 2012, Ms. Patterson served as vice president and global corporate controller of NetApp, Inc., a publicly held data management and storage company. From July 2007 to November 2010, Ms. Patterson was vice president of finance at Exelixis, Inc, a publicly held biopharmaceutical company. Before Exelixis, Ms. Patterson served as vice president of global business planning and analysis of the Vaccines and Diagnostics Division of Novartis AG, a biopharmaceutical company, from April 2006 to July 2007. From 1999 to 2006, she held several positions, including vice president, corporate controller, at Chiron, a biotechnology company. From 1989 to 1999, Ms. Patterson worked in the audit practice of accounting firm KPMG where she held various positions including senior manager. Ms. Patterson earned a B.S. in business administration and accounting from Chapman University and an executive MBA from St. Mary’s College. Ms. Patterson is also a Certified Public Accountant (inactive status).

EXECUTIVE COMPENSATION

The following is a discussion of the material components of the executive compensation arrangements of our named executive officers (“NEOs”) who are comprised of (1) our current chief executive officer, (2) our former chief executive officer, and (3) our next two highest compensated executive officers other than the chief executive officer.

Our NEOs for 2017 were as follows:

•	Paul B. Cleveland, Executive Chairman and former President and Chief Executive Officer;

•	Amber Salzman, Ph.D., President and Chief Executive Officer and former Chief Operating Officer;

•	Samuel Barone, M.D., Senior Vice President, Clinical Development; and

•	Mehdi Gasmi, Ph.D., Chief Science & Technology Officer.

Summary Compensation Table

The following table sets forth total compensation paid to our NEOs for the years ended December 31, 2016 and, as applicable, December 31, 2015.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)		STOCK AWARDS ($)(1)	OPTION AWARDS ($)(1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (2)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Paul B Cleveland	2016	504,000	—		—	1,093,013	297,000	10,800	(4)	1,904,813
Executive Chairman and former President and Chief Executive Officer(3)	2015	32,885	—		—	5,722,032	—	50,000	(5)	5,804,917

Amber Salzman, Ph.D.	2016	312,500	—		—	625,486	125,517	4,804	(4)	1,068,306
President and Chief Executive Officer and former Chief Operating Officer(6)

Samuel Barone, M.D.	2016	374,000	—		306,200	364,068	121,176	11,454	(4)	1,176,897
Senior Vice President, Clinical Development	2015	358,811	—		636,105	526,719	96,207	—		1,617,842

Mehdi Gasmi, Ph.D.	2016	385,000	103,333	(7)	600,000	625,119	134,365	11,441	(4)	1,859,258
Chief Science & Technology Officer	2015	313,592	40,000	(7)	585,129	526,719	84,766	—		1,550,206

(1)	Amounts reflect the aggregate grant date fair value of the options to purchase shares of our common stock and restricted stock unit awards that may be settled for shares of our common stock granted during the fiscal year, as calculated in accordance with ASC Topic 718. For information regarding assumptions underlying the value of equity awards, see Note 14 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017. These amounts do not correspond to the actual value that the named executive officers will recognize.

(2)	Amounts reported represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain corporate and individual performance objectives during 2016 and 2015. Please see the descriptions of the annual performance bonuses in the sections below entitled “Narrative to 2016 Summary Compensation Table and Outstanding Equity Awards at 2016 Fiscal Year End—Terms and Conditions of Annual Bonuses”.
(3)	Mr. Cleveland commenced employment with us on December 9, 2015.
(4)	Includes matching contributions under our 401(k) plan.
(5)	Amount reported represents a relocation reimbursement.
(6)	Dr. Salzman commenced employment with us on May 11, 2016.
(7)	Amount reported represents a discretionary retention bonus, as described below under “Narrative to 2016 Summary Compensation Table and Outstanding Equity Awards at 2016 Fiscal Year End — Employment Arrangements”.

Outstanding Equity Awards at 2016 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2016.

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBERS OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
Paul B. Cleveland	227,500	682,500	(1)	9.04	December 9, 2025
	—	381,000	(2)	4.14	May 10, 2026

Amber Salzman, Ph.D.	—	218,000	(3)	4.14	May 10, 2026
	69,611	308,279	(4)	0.21	October 20, 2025

Samuel B. Barone, M.D.	112,500	67,500	(5)	11.50	June 29, 2024
	8,333	11,667	(6)	39.35	April 20, 2025
	—	75,000	(7)	4.80	February 11, 2026
	—	50,000	(8)	3.31	June 16, 2026
						5,250(9)	15,225
						16,980(10)	49,242
						50,000(11)	145,000
						20,000(12)	58,000

Mehdi Gasmi, Ph.D.	69,792	25,208	(13)	2.75	March 4, 2024
	42,292	27,708	(14)	17.00	July 29, 2024
	8,333	11,667	(15)	39.35	April 20, 2025
	—	188,000	(16)	4.80	February 11, 2026
						5,250(17)	15,225
						14,580(18)	42,282
						125,000(19)	362,500

(1)	This stock option vested with respect to 25% of the underlying shares of our common stock on December 9, 2016 and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(2)	This stock option vests with respect to 25% of the underlying shares of our common stock on May 11, 2017 and in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(3)	This stock option vests with respect to 25% of the underlying shares of our common stock on May 11, 2017 and in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(4)	Upon the closing of the Annapurna acquisition, in accordance with the acquisition agreement, Dr. Salzman’s option to purchase shares of Annapurna converted into an option relating to 377,890 shares of Adverum common stock, at a $0.21 exercise price. The amount of shares underlying the option to purchase Adverum common stock is equal to the number of shares of Annapurna common stock subject to the Annapurna option multiplied by an exchange ratio of 9.54655. The exercise price per share of the Adverum option is equal to the exercise price per share of the Annapurna option divided by the exchange ratio. This stock option vests in equal monthly installments over a period of 38 months from May 1, 2016, subject to continuous service through each such vesting date.

(5)	This stock option vested with respect to 25% of the underlying shares of our common stock on June 30, 2015 and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(6)	This stock option vested with respect to 25% of the underlying shares of our common stock on April 21, 2016 and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(7)	This stock option vests with respect to 25% of the underlying shares of our common stock on February 12, 2017 and in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(8)	This stock option vests with respect to 25% of the underlying shares of our common stock on June 17, 2017 and in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(9)	The shares of our common stock subject to this RSU award vested with respect to 25% of the underlying shares of our common stock on April 21, 2016 and vest in equal annual installments over a period of 3 years thereafter, subject to continuous service through each such vesting date.
(10)	The shares of our common stock subject to this RSU award vested with respect to 50% of the underlying shares of our common stock on August 21, 2016 and vest with respect to 50% of the underlying shares of our common stock on August 21, 2017, subject to continuous service through such vesting date.
(11)	The shares of our common stock subject to this RSU award vest with respect to 25% of the underlying shares of our common stock on February 12, 2017 and in equal annual installments over a period of 3 years thereafter, subject to continuous service through each such vesting date.
(12)	The shares of our common stock subject to this RSU award vest with respect to 25% of the underlying shares of our common stock on June 17, 2017 and in equal annual installments over a period of 3 years thereafter, subject to continuous service through each such vesting date.
(13)	This stock option vested with respect to 25% of the underlying shares of our common stock on November 1, 2013 and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(14)	This stock option vested with respect to 25% of the underlying shares of our common stock on July 30, 2015 and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(15)	This stock option vested with respect to 25% of the underlying shares of our common stock on April 21, 2016 and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(16)	This stock option vests with respect to 25% of the underlying shares of our common stock on February 12, 2017 and in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(17)	The shares of our common stock subject to this RSU award vested with respect to 25% of the underlying shares of our common stock on April 21, 2016 and vest in equal annual installments over a period of 3 years thereafter, subject to continuous service through each such vesting date.
(18)	The shares of our common stock subject to this RSU award vested with respect to 50% of the underlying shares of our common stock on August 21, 2016 and vest with respect to 50% of the underlying shares of our common stock on August 21, 2017, subject to continuous service through such vesting date.
(19)	The shares of our common stock subject to this RSU award vest with respect to 25% of the underlying shares of our common stock on February 12, 2017 and in equal annual installments over a period of 3 years thereafter, subject to continuous service through each such vesting date.

Narrative to Summary Compensation Table and Outstanding Equity Awards at 2016 Fiscal Year End

Employment Arrangements

Paul B. Cleveland

We entered into an offer letter agreement with Mr. Cleveland in November 2015, pursuant to which Mr. Cleveland commenced employment with us as our Chief Executive Officer and President. The agreement provided for “at will” employment and set forth an annual base salary of $540,000 and eligibility to earn an annual performance bonus targeted at 55% of base salary. The annual performance bonus was to be pro-rated for any year in which he was not employed during the whole calendar year. Pursuant to the offer letter agreement, on December 9, 2015, we also granted to Mr. Cleveland an option to purchase 910,000 shares of our common stock pursuant to the inducement grant exception under NASDAQ Rule 5635(c)(4) and not pursuant to Adverum’s 2014 Equity Inventive Award Plan or any equity incentive plan of Adverum. 25% of the shares of our common stock underlying the option vested on December 9, 2016 and the remaining shares vest in equal monthly installments over the 36 months thereafter, subject to Mr. Cleveland’s continued service through each such vesting date.

In addition, the agreement provided for executive relocation assistance of up to $50,000.

On November 2, 2016, in connection with Mr. Cleveland’s resignation as Chief Executive Officer and his appointment as Executive Chairman, Mr. Cleveland and we entered into an amendment to Mr. Cleveland’s offer letter (the “Cleveland Amendment”). Pursuant to the Cleveland Amendment, Mr. Cleveland will serve as Executive Chairman until the earlier of (i) his resignation or termination and (ii) our 2017 Annual Meeting, unless otherwise mutually agreed between Mr. Cleveland and the Company (the “Cleveland Employment Period”). During the Cleveland Employment Period, Mr. Cleveland will receive an annual base salary of $324,000, a 2016 bonus of $297,000 and a 2017 bonus of $178,200, pro-rated based upon the amount of days Mr. Cleveland serves as Executive Chairman during 2017. Mr. Cleveland’s existing equity awards will continue to vest during the Cleveland Employment Period, and each vested equity award will be exercisable until the earlier of (i) three years after the later of the (x) Cleveland Employment Period or (y) his resignation from our Board and (ii) the applicable expiration date for such equity award.

Amber Salzman, Ph.D.

In connection with Dr. Salzman’s appointment as President and Chief Operating Officer, which became effective on May 11, 2016 upon the closing of the Annapurna acquisition, we and Dr. Salzman entered into an at-will employment agreement dated January 29, 2016. The agreement set forth an annual base salary of $500,000 and eligibility to earn an annual performance bonus targeted at 45% of base salary. Pursuant to the offer letter, upon the closing of the Annapurna transaction, we granted Dr. Salzman an option to purchase 218,000 shares of our common stock pursuant to the inducement grant exception under NASDAQ Rule 5635(c)(4) and not pursuant to Adverum’s 2014 Equity Inventive Award Plan or any equity incentive plan of Adverum. The option vests as to 25% of the total shares subject thereto on the first anniversary of the grant date, and as to 1/48 of the shares subject thereto each month thereafter.

On November 2, 2016, in connection with Dr. Salzman’s appointment as Chief Executive Officer, Dr. Salzman and we entered into an amendment to Dr. Salzman’s offer letter. Pursuant to the amendment, Dr. Salzman’s target bonus amount, for both 2016 and thereafter, was increased to 50% of her base salary earned during such bonus year.

Samuel B. Barone, M.D.

We entered into an offer letter agreement with Dr. Barone in June 2014, pursuant to which Dr. Barone commenced employment with us as our Chief Medical Officer. The agreement provided for an annual base salary of $350,000 and eligibility to earn an annual performance bonus targeted at 25% of base salary. In December 2014, Dr. Barone’s target bonus opportunity was increased to 40% of base salary. Pursuant to the offer letter agreement, on June 30, 2014, we also granted to Dr. Barone an option to purchase 180,000 shares of our common stock under our 2006 Equity Incentive Plan. 25% of the shares of our common stock underlying the option vested on June 30, 2015 and the remaining shares vest in equal monthly installments over the 36 months thereafter, subject to Dr. Barone’s continued service as of each vesting date.

Dr. Barone’s base salary was increased to $361,000 in connection with the compensation committee’s approval of 2015 executive officer compensation, and his annual base salary was increased to $374,000 in connection with the compensation committee’s approval of 2016 executive officer compensation.

In connection with the closing of the Annapurna acquisition in May 2016, Dr. Barone was appointed our Senior Vice President, Clinical Development.

Mehdi Gasmi, Ph.D.

We entered into an offer letter agreement with Dr. Gasmi in June 2013, pursuant to which Dr. Gasmi commenced employment with us as our Vice President, Pharmaceutical Development in November 2013. The agreement provided for an annual base salary of $260,000 and the opportunity to earn an annual performance bonus. Pursuant to the agreement, on March 5, 2014, we also granted to Dr. Gasmi an option to purchase 110,000 shares of our common stock under our 2006 Equity Incentive Plan. 25% of the shares underlying the option vested on March 5, 2015 and the remaining shares vest in equal monthly installments over the 36 months thereafter.

In April 2015, Dr. Gasmi’s base salary was increased to $300,000. In June 2015, in connection with his appointment to Senior Vice President, Pharmaceutical Development, Dr. Gasmi’s base salary was increased to $310,000 and his target bonus was increased to 40% of his base salary. In August 2015, Dr. Gasmi’s base salary was increased to $330,000. In September 2015, for retention purposes, Dr. Gasmi’s base salary was increased to $361,000. In January 2016, Dr. Gasmi’s base salary was increased to $385,000.

In July 2015, in connection with his appointment to interim Chief Scientific Officer, Dr. Gasmi became entitled to receive a special retention bonus of $100,000 to be paid in ten monthly installments, subject to his continued employment with the company. In January 2016, the compensation committee approved continuing monthly payments of the special retention bonus for an additional year.

Terms and Conditions of Annual Bonuses

For fiscal year 2016, we adopted a bonus program pursuant to which all of our NEOs were eligible to receive performance-based cash bonuses based on the achievement of certain pre-established performance objectives. The determination of the amount of bonuses paid to our NEOs reflects both achievement of corporate goals and individual performance.

Each NEO’s target bonus opportunity was expressed as a percentage of base salary, as described above. Our Board or our compensation committee, as applicable, has set these target bonus opportunities based on each NEO’s experience in his role with Adverum and the level of responsibility held by each NEO, which our Board or our compensation committee, as applicable, believe directly correlates to his ability to influence corporate results. For fiscal year 2016, pursuant to the Cleveland Amendment, Mr. Cleveland received a $297,000 bonus. Pursuant to the amendment to her offer letter, Dr. Salzman’s target bonus opportunity was 50% of her base salary. The target bonus opportunity for each other NEO was 40% of his base salary.

Under our 2016 bonus program, our Board set certain corporate performance objectives for both the first half of 2016 and the second half of 2016. The first half of 2016 corporate goals generally related to closing the Annapurna acquisition, integrating Annapurna into Adverum, developing the combined company’s vision and strategy, determining the path forward for our wet AMD program, making certain additions to our management team, completing our lab build-out and certain matters related to collaborations. Our second half of 2016 corporate goals generally related to advancing development of certain of our lead programs, vector development and attainment of certain manufacturing objectives using our baculovirus system. These performance objectives were not expected to be attained based on average or below average performance. After selecting the performance objectives and setting the related target performance goal levels, each objective was given a different weighting for determining the overall bonus amount based on the importance to our success. In February 2017, our executive committee reviewed our 2016 performance and determined overall achievement of 78.0% for our corporate performance objectives.

Each NEO’s bonus amount was further determined based on achievement of individual goals. In calculating each NEO’s achievement of his target bonus opportunity, weightings were assigned to achievement of corporate performance objectives and achievement of individual goals. The weighting of corporate goals to individual goals for Dr. Salzman in 2016 was 100% corporate, and for Drs. Barone and Gasmi was 75% corporate and 25% individual.

The actual cash bonuses payable under our 2016 bonus program are set forth in the “Summary Compensation Table” above in the column entitled “Non-Equity Incentive Plan Compensation.”

Terms and Conditions of Equity Awards

We offer options to purchase shares of our common stock and RSU awards that may be settled for shares of our common stock to our employees, including our NEOs, as the long-term component of our compensation program. We typically grant stock options to employees when they commence employment with us and may subsequently grant additional options or RSU awards in the discretion of our compensation committee or our Board. Our stock options allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant.

Generally, our stock options vest as to 25% of the total number of shares subject to the option on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, and our RSU awards vest as to 25% of the total number of shares subject to the award on each anniversary of the grant, in each case subject to the holder’s continued service on each such vesting date. From time to time, equity awards may be awarded using alternate vesting schedules as the compensation committee or our Board determines appropriate. Stock options and RSU awards may also be subject to accelerated vesting, as described for our NEOs later in this section.

Annual Equity Grants

On February 12, 2016, we granted Drs. Gasmi and Barone equity awards in the following amounts, with half of the value of such awards delivered in the form of an RSU award that may be settled for shares of our common stock and half of the value in the form of options, and with vesting for each of these awards in accordance with our standard time-based vesting schedule described above:

•	Dr. Barone: 50,000 shares subject to an RSU award, 75,000 shares subject to an option

•	Dr. Gasmi: 125,000 shares subject to an RSU award, 188,000 shares subject to an option

In addition, on June 17, 2016, our compensation committee approved an additional award to Dr. Barone consisting of restricted stock units to be settled for 20,000 shares of our common stock, and options to purchase 50,000 shares of our common stock.

Retention Grants

On August 11, 2015, our Board approved an employee retention program whereby our employees, including Drs. Barone and Gasmi, were granted a retention RSU award, that may be settled for shares of our common stock, under our 2014 Equity Incentive Plan on August 21, 2015. The specific number of shares subject to these awards was determined based on the average closing sale price of our common stock on the NASDAQ for the five-day period preceding the grant date. Fifty percent of the total number of shares subject to these awards vested on August 21, 2016, and the remainder will vest on August 21, 2017, subject to the recipient’s continued service with us through each vesting date. The number of shares subject to such RSU award granted to each of Drs. Barone and Gasmi is set forth in the table below:

•	Dr. Barone: 33,960 shares subject to the RSU award

•	Dr. Gasmi: 29,160 shares subject to the RSU award

Cleveland Inducement Grant

On December 9, 2015, in connection with his commencement of employment with us, we granted Mr. Cleveland an option to purchase 910,000 shares our common stock, as described above under the section entitled “—Employment Arrangements”.

Equity Awarded Upon Closing of the Annapurna Transaction

On May 11, 2016, in connection with her commencement of employment with us upon the closing of the Annapurna acquisition, we granted Dr. Salzman an option to purchase 218,000 shares of our common stock, as described above under the section entitled “—Employment Arrangements.”

In addition, in connection with the closing of the Annapurna acquisition on May 11, 2016, we granted Mr. Cleveland an option to purchase 381,000 shares of our common stock. 25% of the shares subject to the option vest and become exercisable on the first anniversary of the grant date, and then 1/48th of the shares subject to the option vest and become exercisable monthly thereafter.

Change in Control and Severance Agreements

Our NEOs are eligible to receive severance payments and benefits pursuant to change in control and severance agreements each entered into with us.

Paul B. Cleveland and Amber Salzman, Ph.D.

Pursuant to their respective change in control and severance agreements, in the event of a termination of employment by us without Cause (as defined below) or a Constructive Termination (as defined below) more than three months prior to a change in control or more than 12 months after a change in control, each of Mr. Cleveland and Dr. Salzman will be entitled to (i) 12 months of base salary and (ii) up to 12 months of continued healthcare coverage. In the event of a termination without Cause or a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending twelve months following a change in control, each will be entitled to (i) an amount equal to 1.5 times the sum of (x) his or her base salary and (y) target annual bonus for the year in which such termination occurs, payable in a lump sum, (ii) up to 18 months of continued healthcare coverage and (iii) the accelerated vesting of all of his or her outstanding equity awards. The payments and benefits described above are conditioned upon such executive executing and not revoking a release of claims against us.

In addition, upon the expiration of the Cleveland Employment Period (as defined above under the section entitled “—Employment Arrangements”), provided that such expiration is not the result of Mr. Cleveland’s resignation or termination, Mr. Cleveland will be entitled to receive a lump sum payment of $540,000 and up to twelve months of continued healthcare coverage. Receipt of these benefits is conditioned upon Mr. Cleveland executing and not revoking a release of claims against the Company.

Samuel B. Barone, M.D. and Mehdi Gasmi, Ph.D.

Pursuant to their respective change in control and severance agreements, in the event of a termination of employment by us without Cause (as defined below) or Constructive Termination (as defined below) more than three months prior to a change in control or more than twelve months after a change in control, each of Drs. Barone and Gasmi will be entitled to a fixed number of months of base salary and continued healthcare coverage. The fixed number of months for such NEO is 12 months if such termination occurs prior to August 21, 2017, and nine months if the termination occurs after such date. In addition, if such termination occurs prior to August 21, 2017, such NEO is entitled to automatic vesting of such NEO’s outstanding equity awards issued on or prior to August 21, 2017, in each case, with respect to the number of securities that otherwise would have vested had such NEO remained employed by us for an additional 12 months. If such termination occurs on or after August 21, 2017, such NEO is not entitled to such automatic vesting.

In the event that either Dr. Barone or Dr. Gasmi is terminated by us without Cause or experiences a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending on the first anniversary of the change in control, then he will be entitled to 12 months of base salary and continued healthcare coverage, a target annual bonus for the year of termination and the accelerated vesting of all outstanding equity awards. The payments and benefits described above are conditioned upon such NEO executing and not revoking a release of claims against us.

For purposes of the change in control and severance agreements, “Cause” generally means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) willful and material breach of the executive’s duties that has not been cured within 30 days after written notice from our Board; (iii) intentional and material damage to the company’s property; or (iv) material breach of the Proprietary Information and Inventions Agreement executed by the executive.

For purposes of the change in control and severance agreements, “Constructive Termination” means any of the following actions taken without Cause by the company or a successor corporation or entity without the executive’s consent: (i) substantial reduction of the executive’s rate of compensation; (ii) material reduction in the executive’s duties, provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” unless the executive’s new duties are substantially reduced from the prior duties; (iii) failure or refusal of a successor to the company to assume the company’s obligations under the plan in the event of certain transactions; (iv) relocation of the executive’s principal place of employment or service to a place greater than 50 miles from the participant’s then current principal place of employment or service; (v) the requirement to increase the amount of time per week that the executive provides services to the company or (vi) the requirement that the participant cease other employment or consulting engagements, unless such employment and/or consulting engagement results in a direct conflict with the company’s business.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2016, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)
Options and Warrants	6,171,538	$3.81
Stock Awards	949,796	—

	7,121,334		3,079,646
Equity Compensation Plans Not Approved by Stockholders(3)			—

Options	1,328,000	$7.39

Stock Awards	100,000	—

Total	8,549,334	$5.76	3,079,646

(1)	Includes the Adverum Biotechnologies, Inc. 2014 Equity Incentive Award Plan (the “2014 Plan”), 2014 Employee Stock Purchase Plan (the “ESPP”) and 2006 Equity Incentive Plan, as amended.
(2)	The 2014 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2014 Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the least of (A) four percent (4.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 10,441,663 shares of stock may be issued upon the exercise of incentive stock options. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the ESPP shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the least of (A) one percent (1.0%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 3,000,000 shares of stock may be issued upon the exercise of incentive stock options.
(3)	Includes equity awards granted to Mr. Cleveland, Dr. Salzman and Ms. Patterson pursuant to the inducement grant exception under NASDAQ Rule 5635(c)(4) as an inducement that was material to each executive in connection with his or her employment with Adverum.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percentage of the outstanding shares of our common stock, which, according to the information supplied to Adverum, are beneficially owned by (i) each person who is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is currently a director, (iii) each person who is currently an executive officer, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California, 94025. Except for information based on Schedules 13G and 13D, as indicated in the footnotes, beneficial ownership is stated as of March 31, 2017.

The number of shares beneficially owned by each entity, person, director, executive officer or selling stockholder is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2017 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is based on 42,780,255 shares of our common stock outstanding as of March 31, 2017. Shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days after March 31, 2017, as well as restricted stock units that vest within 60 days after March 31, 2017, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

	As of March 31, 2017
NAME OF BENEFICIAL OWNER	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned
5% and Greater Stockholders
Entities affiliated with Versant Ventures IV, LLC(1)	7,003,892	16.4%
Entities affiliated with FMR, LLC(2)	3,706,402	8.7%
Inserm Transfert Initiative(3)	2,378,809	5.6%
Zygtech, LLC(4)	2,175,279	5.1%

Executive Officers and Directors
Paul B. Cleveland(5)	417,542	1.0%
Amber Salzman, Ph.D.(6)	803,600	1.9%
Leone Patterson	—	—
Samuel B. Barone, M.D.(7)	200,816	*
Mehdi Gasmi, Ph.D.(8)	252,705	*
Jennifer Cheng, Ph.D, J.D.(9)	17,485	*
Steven D. Schwartz, M.D.(10)	1,145,169	2.6%
Thomas Woiwode, Ph.D.(11)	38,376	*
Mitchell Finer, Ph.D.(12)	619,330	1.4%
Patrick Machado	—	—
All directors and current executive officers as a group (10 persons)	3,495,023	7.8%

*	Indicate beneficial ownership of less than 1% of the total outstanding common stock.
(1)	Based on the most recently available Schedule 13D filed with the SEC on May 18, 2016, Versant Capital IV (Switzerland) GmbH (“Versant Switzerland”) and Versant IV Luxco S.a r.l. (“Versant Luxembourg”) beneficially own 6,660,981 of the indicated shares, Versant Venture Capital IV, L.P. (“Capital IV”) beneficially owns 7,001,716 of the indicated shares, and Versant Ventures IV, LLC (“Ventures IV”) beneficially owns all of the indicated shares. Each of Versant Switzerland, Versant Luxembourg, Capital IV and Ventures IV have shared voting power and shared dispositive power over the shares they are deemed to beneficially own. Versant Switzerland is wholly owned by Versant Luxembourg. Capital IV is the majority owner of Versant Luxembourg. Ventures IV is the general partner of Capital IV and Versant Side Fund IV, L.P. (together with Capital IV, the “Versant Funds”). Thomas Woiwode, Ph.D. (“Dr. Woiwode”), a member of our Board, together with Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, William J. Link, Kirk G. Nielsen, Robin L. Praeger, Rebecca B. Robertson and Charles M. Warden, are the managing directors of Ventures IV, and pursuant to internal investment guidelines, all investment actions taken by each of the Versant Funds, Versant Luxembourg and Versant Switzerland require a supermajority decision of the managing directors of Ventures IV. On the basis of such persons’ roles in the decision-making process for Ventures IV, each may be deemed to share voting and investment power over the shares held by the Versant Funds and Versant Switzerland, although each disclaims beneficial ownership of such shares for the purposes of Section 13(d) of the Exchange Act and otherwise. Robin L. Praeger and Philippe Leclercq are the directors of Versant Luxembourg and on the basis of such persons’ roles in the decision-making process for Versant Luxembourg may be deemed to share voting and investment power over the shares held by Versant Switzerland, although each disclaims beneficial ownership of such shares for the purposes of Section 13(d) of the Exchange Act and otherwise. Guido Magni, Robin L. Praeger and Dr. Woiwode are the directors of Versant Switzerland and on the basis of such persons’ roles in the decision-making process for Versant Switzerland may be deemed to share voting and investment power over the shares held by Versant Switzerland, although each disclaims beneficial ownership of such shares for the purposes of Section 13(d) of the Exchange Act and otherwise. The business address and principal office address of Versant Luxembourg is 5, rue Guillaume Kroll, L-1882, Luxembourg, the business address and principal office address of Versant Switzerland is Aeschenvorstadt 36, 4051 Basel, Switzerland and the business address and principal office address of Ventures IV and Capital IV is c/o Versant Ventures, One Sansome Street, Suite 3630, San Francisco, California 94104.

(2)	Based on the most recently available Schedule 13G filed with the SEC on February 14, 2017, FMR LLC and Abigail P. Johnson beneficially own the indicated shares. FMR LLC has sole voting power over 463,141 shares and sole dispositive power over all the shares. Abigail P Johnson has no voting power over the shares and sole dispositive power over all the shares. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR LLC. Members of the family of Abigail P. Johnson, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business principal address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(3)	François Thomas, M.D. (“Dr. Thomas”) is the President and Managing Partner of Inserm Transfert Initiative and as such, may be deemed to have sole voting and investment power over the shares of Annapurna held by Inserm Transfert Initiative. However, Dr. Thomas disclaims beneficial ownership of the shares held by Inserm Transfert Initiative therein for the purposes of Section 13(d) of the Exchange Act and otherwise. The address of Inserm Transfert Initiative SAS is 7 rue Watt, 75013 Paris, France.
(4)	Based on the most recently available Schedule 13G filed with the SEC on January 23, 2017, Zygtech, LLC and Zygmunt Wilf beneficially own the indicated shares. All shares are held in the name of Zygtech, LLC. Mr. Wilf is a member of, and controls, Zygtech, LLC. Mr. Wilf and Zygtech, LLC have shared voting power and shared dispositive power over all the shares. The address of Zygtech, LLC is 820 Morris Turnpike, Short Hills, NJ 07078.
(5)	Includes 417,542 shares subject to options held by Mr. Cleveland that are exercisable within 60 days of March 31, 2017.
(6)	Includes 173,834 shares subject to options held by Dr. Salzman that are exercisable within 60 days of March 31, 2017.
(7)	Includes 166,854 shares subject to options and RSUs held by Dr. Barone that are exercisable or vest within 60 days of March 31, 2017.
(8)	Includes 201,750 shares subject to options and RSUs held by Dr. Gasmi that are exercisable or vest within 60 days of March 31, 2017.
(9)	Includes 7,187 shares subject to options and RSUs held by Dr. Cheng that are exercisable or vest within 60 days of March 31, 2017.
(10)	Includes 768,905 shares subject to options and RSUs held by Dr. Schwartz that are exercisable or vest within 60 days of March 31, 2017.
(11)	Includes 17,101 shares subject to options and RSUs held by Dr. Woiwode that are exercisable or vest within 60 days of March 31, 2017.
(12)	Includes 63,143 shares subject to options and RSUs held by Dr. Finer that are exercisable or vest within 60 days of March 31, 2017.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Adverum’s directors and executive officers, and persons who own more than 10% of a registered class of Adverum’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Adverum. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Adverum with copies of all Section 16(a) forms they file.

To Adverum’s knowledge, based solely on a review of the copies of such reports furnished to Adverum and written representations that no other reports were required, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that late Form 4s were filed on July 1, 2016 for a restricted stock unit and option award to each of Drs. Finer and Woiwode in connection with their admission to our Board, in accordance with the terms of our non-employee director compensation program.

HOUSEHOLDING

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to our Corporate Secretary by telephone at (650) 272-6269 or by mail at 1035 O’Brien Drive, Menlo Park, California 94025. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to Adverum as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Report

This proxy statement is accompanied by our 2016 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (the “Form 10-K”). The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at http://www.sec.gov and on our website at http://investors.adverum.com. In addition, upon written request to the Company’s Corporate Secretary at 1035 O’Brien Drive, Menlo Park, California 94025, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Where You Can Find More Information

Adverum files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that Adverum files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. You may also read and copy any document the Company files with the SEC on our website at http://investors.adverum.com.

You should rely on the information contained in this document to vote your shares at the 2017 Annual Meeting. Adverum has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 26, 2017. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

OTHER MATTERS

As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the 2017 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2017 Annual Meeting, then proxies will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxyholder.

ADVERUM BIOTECHNOLOGIES, INC.
1035 O’BRIEN DRIVE
MENLO PARK, CA 94025
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors
Nominees
01 Mitchell H. Finer 02 Richard N. Spivey
For All
Withhold All
For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following proposal:
2 To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
0000336330_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com
ADVERUM BIOTECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 8, 2017 at 10:00 AM Local Time
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Paul B. Cleveland and Jennifer Cheng, Ph.D., J.D., or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Adverum Biotechnologies, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, local time on June 8, 2017, at Munger, Tolles & Olson LLP, 560 Mission St., 27th Floor, San Francisco, CA 94105, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein and revokes any prior given by you. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
0000336330_2 R1.0.1.15